Exhibit 21.1
LIST OF SUBSIDIARIES AND JURISDICTION OF ORGANIZATION

Subsidiary	Jurisdiction
BFE Holdings, LLC	Delaware
BFE Operating Company, LLC	Delaware
BioFuel Energy, LLC	Delaware
Buffalo Lake Energy, LLC	Delaware
CB JENI – Brick Row Townhomes, LLC	Texas
CB JENI – Chase Oaks Village II, LLC	Texas
CB JENI – Hemingway Court, LLC	Texas
CB JENI – Lake Vista Coppell, LLC	Texas
CB JENI – Settlement at Craig Ranch, LLC	Texas
CB JENI Acquisitions, LLC	Texas
CB JENI Berkshire Place LLC	Texas
CB JENI Grand Park, LLC	Texas
CB JENI Homes DFW LLC	Texas
CB JENI Management, LLC	Texas
CB JENI Mustang Park LLC	Texas
CB JENI Pecan Park, LLC	Texas
CB JENI Raiford Crossing, LLC	Texas
CB JENI Viridian, LLC	Texas
Centre Commercial Construction, LLC	Texas
Centre Living Homes, LLC	Texas
Gilman Trail Energy, LLC	Delaware
JBGL A&A, LLC	Georgia
JBGL Atlanta Development 2014, LLC	Georgia
JBGL Atlanta Development, LLC	Georgia
JBGL Avignon, LLC	Texas
JBGL BF Development, LLC	Texas
JBGL Builder Finance, LLC	Texas
JBGL Castle Pines Management, LLC	Texas
JBGL Castle Pines, LP	Texas
JBGL Chamdun, LLC	Georgia
JBGL Exchange, LLC	Texas
JBGL Hawthorne, LLC	Texas
JBGL HH, LLC	Texas
JBGL Highlands Land, LLC	Georgia
JBGL Highlands Lender, LLC	Georgia
JBGL Inwood, LLC	Texas
JBGL Jamestown, LLC	Georgia
JBGL Kittyhawk, LLC	Texas
JBGL Lakeside, LLC	Texas
JBGL Land Fund, LLC	Georgia
JBGL Model Fund 1, LLC	Texas
JBGL Mustang, LLC	Texas
JBGL Ownership, LLC	Delaware

Subsidiary	Jurisdiction
JBGL Vista, LLC	Texas
JBGL Willow Crest, LLC	Texas
Johns Creek 206, LLC	Georgia
Normandy Homes – Alto Vista Irving, LLC	Texas
Normandy Homes Cottonwood Crossing, LLC	Texas
Normandy Homes Cypress Meadows, LLC	Texas
Normandy Homes Grand Park, LLC	Texas
Normandy Homes Lake Vista Coppell, LLC	Texas
Normandy Homes Lakeside, LLC	Texas
Normandy Homes Mustang Park, LLC	Texas
Normandy Homes Pecan Creek, LLC	Texas
Normandy Homes Viridian, LLC	Texas
Normandy Homes, LLC	Texas
Oregon Trail Energy, LLC	Delaware
Pioneer Trail Energy, LLC	Delaware
Providence Luxury Homes, L.L.C.	Georgia
Southgate Homes – Suburban Living, LLC	Texas
Southgate Homes DFW LLC	Texas
The Providence Group & Associates, L.L.C.	Georgia
The Providence Group at Jamestown II, LLC	Georgia
The Providence Group of Florida, L.L.C.	Florida
The Providence Group of Georgia Custom Homes, L.L.C.	Georgia
The Providence Group of Georgia, L.L.C.	Georgia
The Providence Group Realty, L.L.C.	Georgia
TPG Development, L.L.C.	Georgia
TPG Homes at Abberley, L.L.C.	Georgia
TPG Homes at Bellmoore, L.L.C.	Georgia
TPG Homes at Crabapple, L.L.C.	Georgia
TPG Homes at Highlands, L.L.C.	Georgia
TPG Homes at Jamestown, L.L.C.	Georgia
TPG Homes at LaVista Walk, L.L.C.	Georgia
TPG Homes at Three Bridges, L.L.C.	Georgia
TPG Homes at Whitfield Parc, L.L.C.	Georgia
TPG Homes of Florida, L.L.C.	Florida
TPG Homes, L.L.C.	Georgia
Wagon Wheel Energy, LLC	Delaware